Registration No. 333-58160

As Filed with the Securities and Exchange Commission on February 3, 2005

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
To
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LNR PROPERTY CORPORATION
(Exact Name of Registrant As Specified In Its Charter)

DELAWARE (State of Incorporation)	65-0777234 (I.R.S. Employer Identification No.)

1601 WASHINGTON AVENUE, SUITE 800
MIAMI BEACH, FLORIDA 33139
(Address of Principal Executive Offices) (ZipCode)

LNR PROPERTY CORPORATION 2001
SENIOR OFFICERS STOCK PURCHASE PLAN
(Full Title Of Plan)

Jeffrey P. Krasnoff
LNR Property Corporation
1601 Washington Avenue, Suite 800
Miami Beach, Florida 33139
(Name And Address of Agent For Service)

Telephone number, including area code, of agent for service (305) 695-5500

Copies to:
David W. Bernstein, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019

DEREGISTRATION OF SECURITIES

        LNR Property Corporation (the "Company") hereby deregisters all of the shares of common stock of the Company (the "Common Stock") previously registered under its Registration Statement on Form S-8 (File No. 333-58160) and remaining unsold as of the date this Post-Effective Amendment No.1 is filed. As a result of its merger with Riley Acquisition Sub Corp., a wholly owned subsidiary of LNR Property Holdings Ltd., the Company is no longer offering Common Stock under the LNR Property Corporation 2001 Senior Officers Stock Purchase Plan.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami Beach, State of Florida on this 3rd day of February, 2005.

LNR PROPERTY CORPORATION
By:	/s/ JEFFREY P. KRASNOFF Name: Jeffrey P. Krasnoff Title: President

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